Exhibit 99.1

FOR IMMEDIATE RELEASE                                    Contact:     Heather Browne

August 28, 2009                                                                        Director, Communications
                                                                                                713-753-3775
                                                                                                heather.browne@kbr.com

                                                                                                Rob Kukla, Jr.
                                                                                                Director, Investor Relations
                                                                                                713-753-5082
                                                                                                investors@kbr.com

KBR Senior Vice President and Chief Financial Officer
Announces Retirement

HOUSTON – KBR (NYSE:KBR) today announced that T. Kevin DeNicola, Senior Vice President and Chief Financial officer will step down from his post effective with the filing of the company’s third quarter 10-Q. Following that date DeNicola will remain with KBR in a reduced capacity to assist with the transition to a new CFO. DeNicola is leaving the company to spend more time with his family and to pursue interests in the emerging alternative fuels industry.

“During my time with KBR, I was particularly proud of the improvements we made in the design and effectiveness of the financial organization. However, after six plus year as a Chief Financial Officer at two Fortune 250 companies, I wish to focus the next chapter of my career pursuing venture capital opportunities in the alternative fuels area,” said DeNicola.

“Kevin made significant contributions to improving the transparency of our financial reporting, strengthening cash flow management, and reducing our overall cost structure. We appreciate Kevin’s contributions during his time at KBR and wish him success going forward, “said
William P.Utt, KBR Chairman, President and CEO.

KBR is a global engineering, construction and services company supporting the energy, hydrocarbon, government services and civil infrastructure sectors. For more information, visit www.kbr.com.